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                                                                       EXHIBIT 1

                   AGREEMENT FOR JOINT FILING PURSUANT TO RULE
                  13d-1(k)(1) UNDER THE SECURITIES ACT OF 1934

         Pursuant to Rule 13d-1(k)(1) under the Securities Act of 1934, as amended, the undersigned by their signature affixed hereto, do hereby agree in writing that this Schedule 13D be and is filed on behalf of each of them. The undersigned further recognize that each of them is responsible for the timely filing of this Schedule 13D and any amendments thereto, and for the completeness and accuracy of any information concerning them contained herein.

         Dated as of this 18th day of July, 2003.

                                            /s/ Robert C. McNair
                                            ---------------------------------
                                            Robert C. McNair


                                         RCM FINANCIAL SERVICES, L.P.

                                         By: RCM Financial Services GP, Inc.,
                                             its General Partner


                                         By: /s/ M. Robert Dussler
                                            ---------------------------------
                                         Name: M. Robert Dussler
                                         Title: Vice President


                                         RCM FINANCIAL SERVICES GP, INC.

                                         By: /s/ M. Robert Dussler
                                            ---------------------------------
                                         Name: M. Robert Dussler
                                         Title: Vice President